Exhibit 99.1
UAL Investor Update: March 20, 2009
Outlook Highlights
Capacity
First quarter 2009 consolidated capacity (ASMs) is expected to be down 11.7% year-over-year, in line with the outlook provided on January 21, 2009. First quarter 2009 consolidated traffic (RPMs) is estimated to be down 13.5% to 14.5% year-over-year. Capacity and traffic details are shown on the table on the following page.
Revenue
The company anticipates consolidated passenger unit revenue (PRASM) to be down 11.0% to 12.0% year-over-year for the first quarter, and mainline PRASM to be down 12.25% to 13.25% year-over-year.
Non-Fuel Expense
The company estimates first quarter 2009 mainline non-fuel unit costs (CASM), excluding profit sharing and certain accounting charges, to be up 1.0% to 1.5% year-over-year, and consolidated CASM, excluding profit sharing and certain accounting charges, to be up 1.5% to 2.0% year-over-year. This compares to the outlook provided January 21, 2009 of an increase of 4.0% to 5.0% year-over-year for both mainline and consolidated CASM excluding profit sharing and certain accounting charges. The reduction in estimate reflects both the results of continued efforts to drive cost savings across the company and the impact of softening demand on revenue-driven and traffic-driven expenses.

Fuel Expense

The company expects mainline fuel price, including the impact of cash settled hedges, to be $2.10 per gallon for the first quarter. The company has previously posted cash collateral with its fuel hedge counterparties that will be used to cover hedge losses as contracts settle.

Non-Operating Income/Expense
A portion of the company’s total fuel hedge impact is recorded as non-operating expense, with the rest recorded as fuel expense. Based on March 13 forward prices, the company expects $80 million of cash losses on settled hedge contracts in non-operating expense in the first quarter. Excluding hedge impacts, non-operating expense is expected to be $105 million to $115 million for the first quarter.*
Income Taxes
Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the first quarter of 2009.

Unrestricted and Restricted Cash

The company expects an unrestricted cash balance of $2.1 billion to $2.2 billion, a restricted cash balance of $0.3 billion, and fuel hedge collateral posted with counterparties of $0.6 billion at the end of the first quarter.

* The company believes that excluding fuel hedge expenses from non-operating expense is useful to investors because it more clearly depicts the performance of other non-operating revenue and expense items.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

2009 Financial and Operational Outlook

	Estimated	Year-Over-Year %
	First Quarter	Change
	2009	Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	8.91¢ – 9.01¢	(13.25%) – (12.25%)
Regional Affiliate Passenger Unit Revenue (¢/ASM)	16.08¢ – 16.28¢	(12.7%) – (11.6%)
Consolidated Passenger Unit Revenue (¢/ASM)	9.76¢ – 9.87¢	(12.0%) – (11.0%)
Cargo and Other Revenue ($ millions)	$320M – $330M

Non-Fuel Expense
Mainline Unit Cost Excluding Fuel & Profit Sharing Programs (¢/ASM)	8.17¢ – 8.21¢	1.0% – 1.5%
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	12.72¢ – 12.77¢	(1.5%) – (1.1%)
Consolidated Unit Cost Excluding Fuel & Profit Sharing Programs (¢/ASM)	8.71¢ – 8.75¢	1.5% – 2.0%

Fuel Expense
Mainline Fuel Consumption	476 Million Gallons
Mainline Fuel Price Excluding Hedges	$1.59 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.10 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$1.76 / Gallon
Regional Affiliates Fuel Consumption	92 Million Gallons
Regional Affiliates Fuel Price	$1.77 / Gallon

Non-Operating Income/(Expense)
Non-Operating Income/(Expense) Excluding Hedge Gains/Losses	($105M) – ($115M)

Cash Gains/(Losses) on Settled Fuel Hedge Contracts	($80M)

Total Non-Operating Income/(Expense) Excluding Non-Cash Net Mark-to-Market Fuel Hedge Gains/(Losses)	($185M) – ($195M)

Non-Cash Net Mark-to-Market Fuel Hedge Gains/(Losses)	$56M

Total GAAP Non-Operating Income/(Expense)	($129M) – ($139M)

Income Taxes
Effective Tax Rate	0%

Traffic and Capacity
Mainline Domestic Capacity (Million ASM’s)	16,956	(13.0%)
Mainline International Capacity (Million ASM’s)	12,945	(13.9%)
Mainline System Capacity (Million ASM’s)	29,901	(13.4%)
Regional Affiliates Capacity (Million ASM’s)	4,017	3.5%
Consolidated Domestic Capacity (Million ASM’s)	20,973	(10.3%)
Consolidated System Capacity (Million ASM’s)	33,918	(11.7%)

Mainline System Traffic (Million RPM’s)	22,559 – 22,829	(16.2%) – (15.2%)
Regional Affiliates Traffic (Million RPM’s)	2,865 – 2,893	2.0% – 3.0%
Consolidated System Traffic (Million RPM’s)	25,424 – 25,722	(14.5%) – (13.5%)
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions and Collateral
A detailed description of the company’s fuel hedge positions can be found in the 2008 Form 10-K, Item 7A, page 75. Since the filing of the 2008 Form 10-K, the company has purchased additional crude oil call options on an incremental 2.6% of full year 2009 consolidated consumption at an average strike price of $52 per barrel. The table below outlines the company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of March 13, 2009:

Crude Oil Price*	Cash Settled Hedge Impact	1Q09	2Q09	3Q09	4Q09	FY09
$70 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.03	$2.15	$2.15	$1.99
	Impact to Fuel Expense ($/gal)		$0.21	$0.12	$0.04	$0.22
	Impact to Non-Operating Expense ($ millions)		$71M	$33M	$33M	$217M

$60 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.80	$1.91	$1.92	$1.81
	Impact to Fuel Expense ($/gal)		$0.31	$0.20	$0.07	$0.27
	Impact to Non-Operating Expense ($ millions)		$91M	$43M	$44M	$258M

$50 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.56	$1.67	$1.68	$1.62
	Impact to Fuel Expense ($/gal)		$0.39	$0.27	$0.10	$0.32
	Impact to Non-Operating Expense ($ millions)		$110M	$54M	$54M	$298M

$46.25 per Barrel***	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.59	$1.47	$1.58	$1.59	$1.56
	Impact to Fuel Expense ($/gal)	$0.51	$0.42	$0.29	$0.10	$0.33
	Impact to Non-Operating Expense ($ millions)	$80M	$117M	$58M	$58M	$313M

$40 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.32	$1.43	$1.44	$1.44
	Impact to Fuel Expense ($/gal)		$0.44	$0.30	$0.11	$0.34
	Impact to Non-Operating Expense ($ millions)		$130M	$61M	$60M	$331M

$30 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.08	$1.20	$1.20	$1.26
	Impact to Fuel Expense ($/gal)		$0.49	$0.32	$0.11	$0.36
	Impact to Non-Operating Expense ($ millions)		$149M	$67M	$60M	$356M

$20 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$0.84	$0.96	$0.96	$1.08
	Impact to Fuel Expense ($/gal)		$0.53	$0.34	$0.11	$0.38
	Impact to Non-Operating Expense ($ millions)		$169M	$72M	$60M	$381M

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with March 13, 2009 forward prices, and a parallel crude forward price curve consistent with March 13, 2009 forward prices. Row headings refer to illustrative spot closing prices on March 13, 2009.

**	Mainline fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

***	The row labeled $46.25 per barrel is consistent with the March 13th fuel forward price curve used to provide the outlook on each of the collateral tables shown below, as well as the 2009 Financial and Operational Outlook table on the prior page.
The table below outlines the company’s estimated posted hedge collateral balances at each quarter end, based on the company’s hedge position and the closing forward prices as of March 13, 2009:
Projected Fuel Hedge Collateral Balance at Each Quarter End

	1Q09	2Q09	3Q09	4Q09
Based on March 13, 2009 Closing Forward Prices	$645M	$340M	$120M	$30M
The table below outlines the company’s estimated collateral provisions at various crude oil prices, based on the company’s hedge position and the closing forward prices as of March 13, 2009:

Approximate Change in Cash Collateral For Each $5
Price of Crude Oil, in Dollars per Barrel:	per Barrel Change in the Price of Crude Oil
Above $110	No Collateral Required
Above $90, but Less than or Equal to $110	$46 million
Above $30, but Less than or Equal to $90	$52 million
Less than or Equal to $30	$34 million

For example, at an illustrative $45 per barrel, the company’s March 13, 2009 required collateral provision to its derivative counterparties would be approximately $652 million.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Share Count
Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the first quarter of 2009 and the full year 2009. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	1Q 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.6	145.6	$—
$1 million – $73 million	145.6	145.7	$—
$74 million – $113 million	145.6	167.9	$11.3
$114 million or greater	145.6	171.3	$13.8

	Full Year 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.8	145.8	$—
$1 million – $303 million	145.8	145.9	$—
$304 million – $466 million	145.8	168.2	$46.3
$467 million or greater	145.8	171.6	$56.6
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our Amended Credit Facility and other financing arrangements; the cost and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to realize benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract, motivate and/or retain key employees; our ability to attract and retain customers; demand for transportation in the markets in which we operate; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); our ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2008 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with U.S. Securities and Exchange Commission (“SEC”). Consequently, forward- looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations
Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Three Months Ending March 31, 2009
				Year-over-Year
	2009 Estimate		2008	% Change
Operating expense per ASM — CASM (cents)	Low	High	Actual	Low	High
Mainline operating expense	—	—	12.67	—	—
Less: profit sharing programs	—	—	—	—	—

Mainline operating expense excluding profit sharing	10.97	11.01	12.67	(13.4%)	(13.1%)
Less: fuel expense	(2.80)	(2.80)	(4.57)	(38.7%)	(38.7%)

Mainline operating expense excluding fuel	8.17	8.21	8.10	0.9%	1.4%

Special items and other exclusions*	—	—	(0.01)	—	—

Mainline operating expense excluding fuel and special items	8.17	8.21	8.09	1.0%	1.5%

	Three Months Ending March 31, 2009
				Year-over-Year
Regional Affiliate expense per ASM —	2009 Estimate		2008	% Change
CASM (cents)	Low	High	Actual	Low	High
Regional Affiliate operating expense	16.77	16.82	20.07	(16.4%)	(16.2%)
Less: Regional Affiliate fuel expense	(4.05)	(4.05)	(7.16)	(43.4%)	(43.4%)

Regional CASM excluding fuel	12.72	12.77	12.91	(1.5%)	(1.1%)

	Three Months Ending March 31, 2009
				Year-over-Year
	2009 Estimate		2008	% Change
Operating expense per ASM — CASM (cents)	Low	High	Actual	Low	High
Consolidated operating expense	—	—	13.41	—	—
Less: profit sharing programs	—	—	—	—	—

Consolidated operating expense excluding profit sharing	11.66	11.70	13.41	(13.0%)	(12.8%)
Less: fuel expense	(2.95)	(2.95)	(4.82)	(38.8%)	(38.8%)

Consolidated operating expense excluding fuel	8.71	8.75	8.59	1.4%	1.9%

Special items and other exclusions*	—	—	(0.01)	—	—

Consolidated expense excluding fuel and special items	8.71	8.75	8.58	1.5%	2.0%

*	Operating expense per ASM — CASM also excludes the impact of certain primarily non-cash impairment, severance, and other similar accounting charges. While we anticipate that we will record such charges in the first quarter, at this time the company is unable to accurately estimate the amounts of these charges.
The United Building: 77 West Wacker Drive, Chicago, IL 60601